Exhibit 10.1
DEED OF AMENDMENT (this Deed)
TO COMMITTED FACILITY LETTER
Date: 26 October 2026
Among:
(1)Citibank Europe plc (the “Bank”);
(2)Renaissance Reinsurance Ltd.;
(3)DaVinci Reinsurance Ltd.;
(4)RenaissanceRe Specialty U.S. Ltd.; and
(5)Renaissance Reinsurance of Europe Designated Activity Company (f/k/a Renaissance Reinsurance of Europe Unlimited Company),
(each a “Party” and together the “Parties”, and Parties (2), (3), (4) and (5) each a “Company” and together the “Companies”).
1.Background
1.1.The Parties have entered into a Committed letter of credit facility letter originally dated 19 December 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time) (the “Committed Facility Letter”).

1.2.The Parties hereby agree to certain amendments to the Committed Facility Letter as detailed in this Deed on and from the Effective Date (as defined below).

1.3.Pursuant to an accession letter dated on or around 1 November 2023, Validus Reinsurance, Ltd. (“VRB”) acceded to the Committed Facility Letter. Pursuant to an amalgamation on 1 October 2024 between VRB and Renaissance Reinsurance Ltd. (“RRL”), VRB amalgamated with RRL to continue as one company called “Renaissance Reinsurance Ltd.” (the “Amalgamation”).

1.4.The terms and expressions defined in the Committed Facility Letter shall have the same meanings when used in this Deed unless the context otherwise requires or the contrary is otherwise indicated.

2.Effective Date
The amendments set out in this Deed shall take effect on and from the date of this Deed (the “Effective Date”).
3.Amendments
With effect on and from the Effective Date, the Committed Facility Letter shall be amended as follows:

(a)Clause 3.1 of the Committed Facility Letter shall be deleted in its entirety and replaced with the following new Clause 3.1:

“3.1         The Bank is pleased to provide a committed letter of credit issuance facility

(the “Committed Facility”) with an availability period ending on 31 December
2027 (the “Availability End Date”) and an expiry date of 31 December
2028 (the “Expiry Date”), to the Companies subject to the terms and conditions set out in this Committed Facility Letter. Unless otherwise defined herein, capitalised terms used in this Committed Facility Letter are as defined in
Clause 17 (Definitions and Interpretation).”; and

(b)Clause 4.1 of the Committed Facility Letter shall be deleted in its entirety and replaced with the following new Clause 4.1:
“4.1     The Committed Facility shall be in a maximum aggregate amount of USD 250,000,000 (or the equivalent in the applicable currency) (such amount as reduced or increased in accordance with this Clause 4, the “Committed Facility Limit”).”; and

(c)Clause 4.3 of the Committed Facility Letter shall be deleted in its entirety and replaced with the following new Clause 4.3:

“4.3     On and after the Effective Date, the Companies may from time to time by written notice to the Bank request that the Committed Facility be increased, provided that:

(a)     there is no Event of Default with respect to any Company that is continuing at the time of such request;
(b)     the amount of any requested increase shall be in minimum increments of USD 10,000,000 and the Committed Facility Limit at any time shall not exceed USD 280,000,000; and
(c)     the request shall specify the time period within which the Bank is requested to respond, which shall in no event be less than 10 (ten) Business Days (or such shorter time as the Bank may reasonably agree to) from the date of delivery of such request to the Bank (such period the “Request Period”),
(such request an “Increase Request”).”
4.Costs and expenses
Each Party to this Deed shall bear its own costs and expenses in relation to the amendments agreed pursuant to the terms of this Deed.
5.Affirmation and acceptance
5.1.With effect on and from the Effective Date, the terms and conditions of the Committed Facility Letter shall be read and construed by reference to this Deed, and all references to the Committed Facility Letter shall be deemed to incorporate the relevant amendments contained within this Deed and all references in the Committed Facility Letter to “this Committed Facility Letter” and like references shall with effect from the Effective Date be references to the Committed Facility Letter as amended by this Deed.

5.2.In the event of any conflict between the terms of this Deed and the Committed Facility Letter, the terms of this Deed shall prevail.

5.3.For the avoidance of doubt, except as amended by the terms of this Deed, all of the terms and conditions of the Committed Facility Letter shall continue to apply and shall remain in full force and effect.

5.4.The Companies shall, at the request of the Bank, do all such acts as are necessary or desirable to give effect to the amendments effected or to be effected pursuant to the terms of this Deed.
6.Continuation of the Facility Documents
The Parties agree that, on and after the Effective Date:

(a)each Facility Document (as defined in the Committed Facility Letter as amended by this Deed) to which any of them is a party shall continue in full force and effect;

(b)notwithstanding the amendments made to the Committed Facility Letter pursuant to this Deed:

(i)the Amended and Restated Pledge Agreement dated as of 25 November 2014 between Renaissance Reinsurance Ltd. and the Bank, as amended by Letters of Amendment dated as of 22 November 2016, 6 September 2019 and 26 February 2025 (the “RRL Pledge Agreement”);

(ii)the Amended and Restated Pledge Agreement dated as of 25 November 2014 between DaVinci Reinsurance Ltd. and the Bank, as amended by Letters of Amendment dated as of 22 November 2016, 6 September 2019 and 26 February 2025 (the “DaVinci Pledge Agreement”);

(iii)the Amended and Restated Pledge Agreement dated as of 25 November 2014 between RenaissanceRe Specialty U.S. Ltd. and the Bank, as amended by Letters of Amendment dated as of 22 November 2016, 6 September 2019 and 26 February 2025 (the “RSUS Pledge Agreement”);

(iv)the Amended and Restated Pledge Agreement dated as of 25 November 2014 between Renaissance Reinsurance of Europe Designated Activity Company and the Bank, as amended by Letters of Amendment dated as of 22 November 2016, 6 September 2019 and 26 February 2025 (the “ROE Pledge Agreement”, and together with the RRL Pledge Agreement, the DaVinci Pledge Agreement and the RSUS Pledge Agreement, collectively, the “Pledge Agreements”);

(v)the Amended and Restated Account Control Agreement dated as of 25 November 2014 between Renaissance Reinsurance Ltd., the Bank, and The Bank of New York Mellon, as amended by Letter of Amendment dated as of 22 November 2016 (the “RRL Control Agreement”);

(vi)the Amended and Restated Account Control Agreement dated as of 25 November 2014 between DaVinci Reinsurance Ltd., the Bank, and The Bank of New York Mellon, as amended by Letter of Amendment dated as of 22 November 2016 (the “DaVinci Control Agreement”);

(vii)the Amended and Restated Account Control Agreement dated as of 25 November 2014 between RenaissanceRe Specialty U.S. Ltd., the Bank, and The Bank of New York Mellon, as amended by Letter of Amendment dated as of 22 November 2016 (the “RSUS Control Agreement”);

(viii)the Amended and Restated Account Control Agreement dated as of 25 November 2014 between Renaissance Reinsurance of Europe Designated Activity Company, the Bank, and The Bank of New York Mellon, as amended by Letter of Amendment dated as of 22 November 2016 (the “ROE Control Agreement”, and together with the RRL Control

Agreement, the DaVinci Control Agreement and the RSUS Control Agreement, collectively, the “Control Agreements” and together with the Pledge Agreements, the “Security Documents”), each Security Document, including any security created under it, continues in full force and effect and continues to extend to all obligations of the relevant Company party to such Security Document in relation to the Committed Facility Letter, as amended by this Deed.
7.Facility Document
The Parties designate this Deed as a Facility Document.
8.Counterparts and Effect as a Deed
This Deed may be executed in counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same agreement. This Deed shall take effect as a Deed notwithstanding that it is signed under hand by the Bank.
9.Third-Party Rights
A person who is not a party to this Deed has no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Deed.
10.Governing Law
This Deed and any non-contractual obligation of whatever nature arising out of or in relation to it shall be governed by English law and, for the benefit of the Bank, the Companies submit to the exclusive jurisdiction of the English courts in relation to any dispute which may arise from or in connection with this Deed.

This Deed has been executed and delivered by the Companies as a deed and it has been signed by the Bank under hand, and shall take effect on and from the date specified above.
[Signature Pages Follow]

Signatories to the Deed of Amendment to the Committed Facility Letter
Signed on behalf of Citibank Europe plc:
by:

Name: /S/ Waheed Kamal

Title: Senior Vice President
[Signature Page to Deed of Amendment to Facility Letter (Committed)]

Executed as a deed by Renaissance Reinsurance Ltd. acting by person(s) who, in accordance with the laws of its jurisdiction of incorporation, are acting under the authority of the company

(Sign) /S/ Matthew W. Neuber
Name: Matthew W. Neuber
Title: Senior Vice President, Senior Financial Officer & Corporate Treasurer
(Sign) /S/ James C. Fraser Name: James C. Fraser Title: Senior Vice President & Chief Accounting Officer

Executed as a deed by DaVinci Reinsurance Ltd. acting by person(s) who, in accordance with the laws of its jurisdiction of incorporation, are acting under the authority of the company

(Sign) /S/ Matthew W. Neuber
Name: Matthew W. Neuber
Title: Senior Vice President, Senior Financial Officer & Corporate Treasurer
(Sign) /S/ James C. Fraser Name: James C. Fraser Title: Senior Vice President & Chief Accounting Officer

Executed as a deed by RenaissanceRe Specialty U.S. Ltd. acting by person(s) who, in accordance with the laws of its jurisdiction of incorporation, are acting under the authority of the company

(Sign) /S/ Matthew W. Neuber
Name: Matthew W. Neuber
Title: Senior Vice President, Senior Financial Officer & Corporate Treasurer
(Sign) /S/ James C. Fraser Name: James C. Fraser Title: Senior Vice President & Chief Accounting Officer
[Signature Page to Deed of Amendment to Facility Letter (Committed)]

Executed as a deed by Renaissance Reinsurance of Europe Designated Activity Company acting by person(s) who, in accordance with the laws of its jurisdiction of incorporation, are acting under the authority of the company

(Sign) /S/ Orla Finnan
Name: Orla Finnan
Title: Director
(Sign) /S/ Adrian Doyle Name: Adrian Doyle Title: Director

[Signature Page to Deed of Amendment to Facility Letter (Committed)]